Exhibit 99.1

For Release: February 24, 2011	Contact:	Wesley B. Wampler
**Teleconference**		Director, Investor Relations

February 25, 2011, 10:30 A.M. (ET)

Domestic dial in number: 1-877-317-6789

International dial in number: 1-412-317-6789

Canada dial in number: 1-866-605-3852

Replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Confirmation ID: 448762

Audio webcast: http://ir.ntelos.com/

NTELOS Holdings Corp. Reports Fourth Quarter and Year

2010 Operating Results

2010 Operating Revenues of $545.7 Million

Fourth Quarter 2010 Revenues 6% Over Fourth Quarter Last Year

NTELOS Net Income of $44.8 Million for 2010, or $1.07 per Share

Fourth Quarter 2010 Sprint Wholesale Revenues Reach a Six-Quarter High

WAYNESBORO, VA – February 24, 2011 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in seven Mid-Atlantic states, today announced operating results for its fourth quarter and year of 2010.

Operating highlights include:

•	Adjusted EBITDA (a non-GAAP measure) for 2010 of $220.4 million, representing a 40% margin

•	Wireless postpay subscriber gross additions for fourth quarter 2010 up 12% from fourth quarter 2009

•	Wireless postpay ARPU of $57.79, the highest in eight quarters

•	Wireline Adjusted EBITDA of $21.3 million for the quarter, including results of FiberNet commencing 12/1/10

•	Wireless Sprint Wholesale Revenues exceed minimums at $29.2 million for fourth quarter 2010

•	Adjusted EBITDA less capital expenditures for 2010 was $129.7 million, up 9% from 2009

“Our postpay subscriber gross additions continued to show strength in the fourth quarter and our sequential quarter growth rate in prepay gross additions was our best ever,” said James A. Hyde, CEO of NTELOS Holdings Corp. “Our improved distribution model is gaining momentum and we continue to add higher quality prepay customers in greater numbers. The closing of the FiberNet acquisition is a major milestone for our company and we are delighted to welcome the FiberNet employees to the NTELOS team.”

Recent Developments

Declaration of Dividend: The Board of Directors of NTELOS Holdings Corp. today declared a quarterly cash dividend on its common stock in the amount of $0.28 per share to be paid on April 14, 2011 to stockholders of record on March 15, 2011.

FiberNet Acquisition: The Company closed on the acquisition of the FiberNet business from One Communications Corp. on December 1, 2010. The purchase includes approximately 30,000 customer accounts in West Virginia, Ohio, Maryland, Pennsylvania, Virginia and Kentucky. The purchase price for the transaction was $169 million, less working capital and other adjustments to date of approximately $6 million, for a net cash consideration at closing of approximately $163 million.

Wireless and Wireline Separation: On December 7, 2010, the Company’s board of directors unanimously approved a proposed plan to create separate wireless and wireline businesses by spinning off the wireline business into a publicly traded company (“The New Wireline Company”). Pursuant to the plan, the transaction will be structured as a tax-free distribution of The New Wireline Company shares to stockholders of NTELOS Holdings Corp. at a time and exchange rate to be determined during the second half of 2011. Consummation of the spin-off transaction is subject to final approval by the NTELOS Holdings Corp. board of directors. It also is subject to satisfaction of several conditions, including confirmation of the tax-free treatment, receipt of Nasdaq listing, Federal and State telecommunications regulatory approvals, and the filing and effectiveness of a registration statement on Form 10 with the Securities and Exchange Commission.

Market Expansion of Wireline Triple-Play Offerings: In the fourth quarter, construction began on the fiber-to-the-home initiative in Alleghany County, Virginia. Partially funded by a Federal stimulus grant, work is scheduled over three years and will pass approximately 4,200 homes at completion. Customer trials are underway with approximately 450 pre-orders to date.

Business Segment Highlights

Wireless

•

Wireless operating revenues for the fourth quarter 2010 were $102.4 million, up 2% from third quarter 2010 due primarily to a $1.8 million increase in wholesale revenues. Subscriber revenues were $66.3 million in fourth quarter 2010 compared to $66.0 million in the previous quarter. Adjusted EBITDA for Wireless was $35.1 million for the fourth quarter 2010. Revenues from the Sprint wholesale agreement were $29.2 million for fourth quarter 2010, exceeding the $9.0 million per month minimum for the first time since a scheduled travel data rate reset became effective July 1, 2009.

•

Retail wireless subscribers were 432,433 at December 31, 2010. Postpay subscriber net additions were 1,030, positive for the third consecutive quarter, increasing postpay subscribers at quarter-end to 306,769. Wireless postpay gross subscriber additions for fourth quarter 2010 were 21,289, up 12% from fourth quarter 2009. Prepay gross subscriber additions were 22,899, up 31% from the previous quarter. Fourth quarter 2010 total subscriber churn was 3.5% and postpay monthly subscriber churn was 2.2%. Prepay subscribers at year-end totaled 125,664.

•

Postpay ARPU was $57.79 for the fourth quarter of 2010, the highest in eight quarters, with postpay data ARPU continuing solid growth, increasing $3.87, or 36%, from $10.74 in fourth quarter 2009 to $14.61 in fourth quarter 2010. Sequentially, postpay data ARPU was up 4%, or $0.55, compared to third quarter 2010.

“We are encouraged by our fourth quarter subscriber and revenue development results,” said Hyde. “Postpay sales and net additions were strong again for the quarter and prepay results began to show similar improvement. Both reflect the impact from expanded and improved distribution and our relentless focus on the customer experience.”

Wireline

•

Wireline operating revenues for the fourth quarter 2010 were $39.0 million, up 26% from fourth quarter 2009 and up 15% from the previous quarter. With the closing effective on December 1, 2010, these results reflect one month of FiberNet results. Adjusted EBITDA for Wireline was $21.3 million for the fourth quarter 2010, up 19% from the same quarter last year.

•

Competitive Wireline: Revenues from Wireline strategic products increased approximately $8.0 million, or 55% from fourth quarter 2009 to $22.4 million in fourth quarter 2010. This improvement is due to increases related to the FiberNet acquisition, as well as customer growth and continued growth in data connectivity and bandwidth demand. Adjusted EBITDA for Competitive Wireline was $11.5 million for the fourth quarter 2010, an increase of 50% over fourth quarter 2009, reflecting the revenue growth and continued margin strength at 45%.

•

RLEC: RLEC revenues for the fourth quarter of 2010 were $13.3 million, down 4% from fourth quarter 2009 as an increase in access revenues only partially offset revenue losses related to a decline in access lines. Broadband growth within the RLEC footprint continued increasing customer penetration to 59% as of December 31, 2010. RLEC adjusted EBITDA, with a margin of 74%, was $9.8 million for fourth quarter 2010, compared to $10.2 million in fourth quarter 2009.

“Our wireline business continues to deliver industry-leading performance on all fronts and our FiberNet acquisition accelerates the growth potential of our high-bandwidth data product offerings,” stated Hyde. “The strategic opportunities provided to both our wireline and wireless operations by the planned separation of the wireline business are truly exciting.”

###

Business Outlook

The Company will provide 2011 financial guidance updates on the Fourth Quarter 2010 Earnings Conference Call scheduled for February 25, 2011 at 10:30 A.M. ET.

Statements made will be based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on derivatives, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, charges from voluntary early retirement and workforce reduction plans and costs related to the planned separation of the wireless and wireline companies.

ARPU, or average monthly revenues per subscriber/unit with service, is computed by dividing service revenues per period by the weighted average number of subscribers with service during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA and ARPU are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including nationwide wireless voice and data services, local and long distance telephone, high capacity transport, networking and high-speed Broadband data services and IPTV-based video products. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; our ability to successfully integrate the operations of the FiberNet business; the failure to realize synergies and cost savings from the acquisition of the FiberNet business or delay in realization thereof; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; Failure to complete the business separation of the wireless and wireline operations in an orderly fashion as currently structured and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Summary of Operating Results

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Customer Summary

•	Wireless Customer Detail

•	Wireless Key Performance Indicators (KPI)

•	Wireless ARPU Reconciliation

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
(in thousands)

ASSETS
Current Assets
Cash	$15,676	$51,097
Restricted cash [1]	9,210	—
Accounts receivable, net	55,988	45,767
Inventories and supplies	7,120	10,870
Other receivables	2,390	1,705
Income tax receivable	11,008	4,368
Prepaid expenses and other	12,193	10,196

	113,585	124,003

Securities and investments	1,236	1,023

Property, plant and equipment, net	570,358	500,975

Other Assets
Goodwill	195,915	113,041
Franchise rights	32,000	32,000
Other intangibles, net	83,237	64,360
Radio spectrum licenses in service	115,449	115,449
Radio spectrum licenses not in service	16,859	16,850
Deferred charges and other assets	15,474	12,845

	458,934	354,545

Total Assets	$1,144,113	$980,546

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$8,567	$6,876
Accounts payable	32,004	30,756
Dividends payable	11,749	11,604
Advance billings and customer deposits	23,227	20,006
Accrued compensation	8,799	5,583
Accrued interest	3,727	30
Accrued operating taxes	3,195	3,070
Other accrued liabilities	7,068	4,802

	98,336	82,727

Long-Term Liabilities
Long-term debt	740,640	622,032
Other long-term liabilities	125,886	99,678

	866,526	721,710

Equity	179,251	176,109

Total Liabilities and Equity	$1,144,113	$980,546

[1]

During 2010, the Company received Federal stimulus awards, providing 50% funding, to bring broadband services and infrastructure to Alleghany County, Virginia and to provide wireless broadband service and infrastructure to Hagerstown, Maryland. The Company was required to deposit 100% of its portion for both grants ($9.2 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

NTELOS Holdings Corp.

Condensed Consolidated Statements of Operations

	Three months ended:		Year ended:
(in thousands, except per share amounts)	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Operating Revenues	$141,544	$133,349	$545,684	$549,700

Operating Expenses [1]

Cost of sales and services (exclusive of items shown separately below)	46,889	42,401	174,975	176,707

Customer operations	32,868	30,717	121,697	117,916

Corporate operations [2,3]	10,537	9,837	37,714	32,929

Depreciation and amortization	24,052	22,730	89,381	91,657

Accretion of asset retirement obligations	225	(187)	781	773

	114,571	105,498	424,548	419,982

Operating Income	26,973	27,851	121,136	129,718

Other Income (Expenses)
Interest expense	(11,848)	(9,123)	(43,086)	(29,570)
Loss (gain) on derivatives	(147)	—	(147)	2,100
Other expense (income)	248	69	(366)	(864)

	15,226	18,797	77,537	101,384

Income Tax Expense	6,183	4,299	31,192	37,209

Net Income	9,043	14,498	46,345	64,175

Net Income Attributable to Noncontrolling Interests	(391)	(221)	(1,537)	(890)

Net Income Attributable to NTELOS Holdings Corp.	$8,652	$14,277	$44,808	$63,285

Basic and Diluted Earnings per Common Share Attributable to NTELOS Holdings Corp. Stockholders:

Income per share - basic	$0.21	$0.34	$1.08	$1.50
Income per share - diluted	$0.21	$0.34	$1.07	$1.50

Weighted average shares outstanding - basic	41,391	41,757	41,322	42,061
Weighted average shares outstanding - diluted	41,813	42,009	41,695	42,300

Cash Dividends Declared per Share - Common Stock	$0.28	$0.28	$1.12	$1.06

Note: The fourth quarter and year 2010 include operating results of FiberNet, commencing on December 1, 2010.

[1]

Includes equity based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions (commencing June 1, 2009) of $1.5 million for the fourth quarter and $5.7 million for the year 2010, and $0.2 million for the fourth quarter and $3.5 million for the year 2009.

[2]

First quarter 2010 included a $0.9 million charge related to severance benefits pursuant to an executive employment agreement. Please see Form 8-K filed with the SEC on March 12, 2010 for additional information. First quarter 2009 included a one-time cash payment of $1.0 million to James A. Hyde, NTELOS’ then newly hired president and COO.

[3]

Includes acquisition related charges representing legal and professional fees related to the acquisition of FiberNet of $2.8 million for the fourth quarter and $3.0 million for the year 2010. Fourth quarter 2010 also includes $0.4 million of legal and consulting services costs in connection with plans to separate the wireless and wireline operations.

NTELOS Holdings Corp.

Summary of Operating Results

(in thousands)	Three months ended:		Year ended:
	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010
Operating Revenues
Wireless PCS Operations	$102,388	$102,376	$424,678	$406,396
Subscriber Revenues	67,754	66,273	280,191	266,193
Wholesale/Roaming Revenues, net	28,396	30,559	118,266	115,619
Equipment Revenues	5,887	5,177	24,832	23,126
Other Revenues	351	367	1,389	1,458

Wireline Operations
RLEC	13,761	13,276	57,304	54,871
Competitive Wireline	17,083	25,737	67,237	83,885

Wireline Total	30,844	39,013	124,541	138,756

Other	117	155	481	532

	$133,349	$141,544	$549,700	$545,684

Operating Expenses

(before depreciation & amortization, asset impairment charges, accretion of asset retirement obligations, equity based compensation, acquisition related charges, charges from voluntary early retirement and workforce reduction plans and costs related to the planned separation of the wireless and wireline companies, a non-GAAP Measure of operating expenses)

Wireless PCS Operations	$66,523	$67,270	$262,886	$258,360
Cost of Sales and Services
Cost of Sales - Equipment	8,118	8,043	35,440	29,665
Cost of Sales - Access & Other	10,575	8,749	43,804	37,032
Maintenance and Support	15,079	16,399	59,084	62,665
Customer Operations	27,435	28,301	102,451	104,818
Corporate Operations	5,316	5,778	22,107	24,180

Wireline Operations
RLEC	3,611	3,488	14,403	14,516
Competitive Wireline	9,416	14,269	38,545	45,938

Wireline Total	13,027	17,757	52,948	60,454

Other [1]	1,685	1,200	6,726	6,474

	$81,235	$86,227	$322,560	$325,288

Adjusted EBITDA (a non-GAAP Measure) [1]
Wireless PCS Operations	$35,865	$35,106	$161,792	$148,036

Wireline Operations
RLEC	10,150	9,788	42,901	40,355
Competitive Wireline	7,667	11,468	28,692	37,948

Wireline Total	17,817	21,256	71,593	78,303

Other [1]	(1,568)	(1,045)	(6,245)	(5,943)

	$52,114	$55,317	$227,140	$220,396

Capital Expenditures
Wireless PCS Operations	$8,369	$9,433	$50,747	$39,187

Wireline Operations
RLEC	819	4,616	11,316	12,522
Competitive Wireline	4,754	5,802	26,023	28,230

Wireline Total	5,573	10,418	37,339	40,752

Other	2,943	3,311	19,805	10,754

	$16,885	$23,162	$107,891	$90,693

Adjusted EBITDA less Capital Expenditures (a non-GAAP measure)
Wireless PCS Operations	$27,496	$25,673	$111,045	$108,849

Wireline Operations
RLEC	9,331	5,172	31,585	27,833
Competitive Wireline	2,913	5,666	2,669	9,718

Wireline Total	12,244	10,838	34,254	37,551

Other [1]	(4,511)	(4,356)	(26,050)	(16,697)

	$35,229	$32,155	$119,249	$129,703

[1]

First quarter 2010 includes a $0.9 million charge related to severance benefits pursuant to an executive employment agreement. Please see Form 8-K filed with the SEC on March 12, 2010 for additional information. First quarter 2009 includes a one-time cash payment of $1.0 million to James A. Hyde, NTELOS’ then newly hired president and COO.

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Operating Income

(in thousands)

	Three months ended:		Year ended:
	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010

Net income attributable to NTELOS Holdings Corp.	$14,277	$8,652	$63,285	$44,808
Net income attributable to noncontrolling interests	221	391	890	1,537

Net Income	14,498	9,043	64,175	46,345

Interest expense	9,123	11,848	29,570	43,086
(Loss) gain on derivatives	—	147	(2,100)	147
Income taxes	4,299	6,183	37,209	31,192
Other expense	(69)	(248)	864	366

Operating income	$27,851	$26,973	$129,718	$121,136

Wireless	$20,089	$19,752	$96,464	$88,596
RLEC	6,160	6,138	27,694	25,878
Competitive Wireline	3,453	5,757	14,944	20,447
Other	(1,851)	(4,674)	(9,384)	(13,785)

Operating income	$27,851	$26,973	$129,718	$121,136

NTELOS Holding Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(dollars in thousands)	2009					2010
	Wireless PCS	RLEC	Competitive Wireline	Other	Total	Wireless PCS	RLEC	Competitive Wireline	Other	Total
For The Three Months Ended December 31
Operating Income	$20,089	$6,160	$3,453	$(1,851)	$27,851	$19,752	$6,138	$5,757	$(4,674)	$26,973
Depreciation and amortization	14,579	3,891	4,190	70	22,730	15,001	3,547	5,476	28	24,052

Sub-total:	34,668	10,051	7,643	(1,781)	50,581	34,753	9,685	11,233	(4,646)	51,025

Accretion of asset retirement obligations	(198)	5	15	(9)	(187)	188	6	30	1	225
Equity based compensation	64	35	9	76	184	165	97	21	1,261	1,544
Voluntary early retirement and workforce reduction plans	1,331	59	—	146	1,536	—	—	—	—	—
Acquisition related charges [1]	—	—	—	—	—	—	—	184	1,987	2,171
Proposed business separation charges [2]	—	—	—	—	—	—	—	—	352	352

Adjusted EBITDA	$35,865	$10,150	$7,667	$(1,568)	$52,114	$35,106	$9,788	$11,468	$(1,045)	$55,317

Adjusted EBITDA Margin	35.0%	73.8%	44.9%	NM	39.1%	34.3%	73.7%	44.6%	NM	39.1%

For The Year Ended December 31
Operating Income	$96,464	$27,694	$14,944	$(9,384)	$129,718	$88,596	$25,878	$20,447	$(13,785)	$121,136
Depreciation and amortization	62,906	14,940	13,654	157	91,657	57,982	14,082	17,231	86	89,381

Sub-total:	159,370	42,634	28,598	(9,227)	221,375	146,578	39,960	37,678	(13,699)	210,517

Accretion of asset retirement obligations	704	20	58	(9)	773	768	22	(11)	2	781
Equity based compensation	387	188	36	2,845	3,456	690	373	75	4,588	5,726
Voluntary early retirement and workforce reduction plans	1,331	59	—	146	1,536	—	—	—	—	—
Acquisition related charges [1]	—	—	—	—	—	—	—	206	2,814	3,020
Proposed business separation charges [2]	—	—	—	—	—	—	—	—	352	352

Adjusted EBITDA	$161,792	$42,901	$28,692	$(6,245)	$227,140	$148,036	$40,355	$37,948	$(5,943)	$220,396

Adjusted EBITDA Margin	38.1%	74.9%	42.7%	NM	41.3%	36.4%	73.5%	45.2%	NM	40.4%

[1]	Acquisition related charges represent legal and professional fees related to the acquisition of FiberNet that closed on December 1, 2010.
[2]	Fourth quarter 2010 includes $0.4 million of legal and consulting services costs in connection with plans to separate the wireless and wireline operations.

NTELOS Holdings Corp.

Customer Summary Table

Quarter Ended:	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010
Wireless Subscribers	438,529	445,277	439,348	433,698	432,433
RLEC Total Access Lines	38,237	37,718	37,075	36,233	35,422
CLEC Access Lines [1]	49,694	49,522	49,357	49,474	134,071
RLEC Broadband Customers [2]	14,372	14,647	14,706	14,728	14,706
Total Broadband Connections [2]	23,478	24,166	24,802	25,302	32,994
Video Subscribers	2,040	2,203	2,345	2,669	2,849

[1]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[2]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products, including RLEC broadband, are recorded in the operating revenues of the Competitive Wireline segment.

NTELOS Holdings Corp.

Wireless Customer Detail

						Year ended:
Quarter Ended:	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	12/31/2009	12/31/2010
Total Wireless Subscribers
Beginning Subscribers	438,303	438,529	445,277	439,348	433,698	435,008	438,529
Prepay	130,184	131,783	142,427	136,289	128,018	123,999	131,783
Postpay	308,119	306,746	302,850	303,059	305,680	311,009	306,746

Gross Additions	44,376	48,047	33,477	38,935	44,188	176,119	164,647
Prepay	25,427	31,062	16,825	17,484	22,899	98,726	88,270
Postpay	18,949	16,985	16,652	21,451	21,289	77,393	76,377

Disconnections	44,150	41,299	39,406	44,585	45,453	172,598	170,743
Prepay	23,587	20,222	22,760	25,539	25,194	89,030	93,715
Postpay	20,563	21,077	16,646	19,046	20,259	83,568	77,028

Net Additions (Losses)	226	6,748	(5,929)	(5,650)	(1,265)	3,521	(6,096)
Prepay	1,840	10,840	(5,935)	(8,055)	(2,295)	9,696	(5,445)
Postpay	(1,614)	(4,092)	6	2,405	1,030	(6,175)	(651)

Ending Subscribers	438,529	445,277	439,348	433,698	432,433	438,529	432,433
Prepay	131,783	142,427	136,289	128,018	125,664	131,783	125,664
Postpay	306,746	302,850	303,059	305,680	306,769	306,746	306,769

Note: Postpay subscriber gain for second quarter 2010 of 1,089 consists of net gains of 1,030 and conversions of prepay customers to postpay of 59. Please refer to previous earnings releases for comparable information for prior quarters.

NTELOS Holdings Corp.

Wireless Key Performance Indicators

	Three months ended:		Year ended:
	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010

Average Subscribers (weighted monthly)	436,970	431,151	440,207	437,735

Gross Subscriber Revenues ($000)	$67,480	$66,741	$281,006	$267,092
Revenue Accruals & Deferrals	346	(390)	(542)	(597)
Eliminations & Other Adjustments	(72)	(78)	(273)	(302)

Net Subscriber Revenues ($000)	$67,754	$66,273	$280,191	$266,193

Average Monthly Revenue per Subscriber/Unit (ARPU) [1]	$51.48	$51.60	$53.20	$50.85

Average Monthly Revenue per Postpay Subscriber/Unit (ARPU) [1]	$56.23	$57.79	$56.98	$56.99

Average Monthly Data Revenue per Subscriber/Unit (ARPU) [1]	$9.84	$13.56	$9.23	$12.08

Average Monthly Data Revenue per Postpay Subscriber/Unit (ARPU) [1]	$10.74	$14.61	$10.06	$13.43

Strategic Network Alliance Revenues ($000)
Home Voice	$13,861	$15,805	$52,354	$59,560
Travel Voice	4,442	4,837	16,743	18,074

Total Voice	18,303	20,642	69,097	77,634

Home Data	3,319	4,100	13,157	15,147
Travel Data	1,662	4,418	21,744	10,910

Total Data	4,981	8,518	34,901	26,057

Revenue Minimum Adjustment	3,772	—	8,832	6,657

Total	$27,056	$29,160	$112,830	$110,348

Monthly Postpay Subscriber Churn	2.2%	2.2%	2.2%	2.1%

Monthly Blended Subscriber Churn	3.4%	3.5%	3.3%	3.3%

Total Cell Sites (period ending)	1,247	1,313

EV-DO Rev. A Cell Sites (period ending; sub-set of Total Cell Sites above)	1,065	1,092

Cell Sites under the Strategic Network Alliance Agreement (period ending; sub-set of Total Cell Sites above)	762	771

[1]

Average monthly revenues per subscriber/unit in service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of handsets in service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.

NTELOS Holdings Corp.

Wireless ARPU Reconciliation

	Three months ended:		Year ended:
	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010
Average Revenue per Handset/Unit (ARPU) [1]
(amounts in thousands except for subscribers and ARPU)

Operating Revenues	$133,349	$141,544	$549,700	$545,684
Less: Wireline and other operating revenue	(30,961)	(39,168)	(125,022)	(139,288)

Wireless communications revenue	102,388	102,376	424,678	406,396
Less: Equipment revenue from sales to new customers	(1,972)	(1,936)	(6,379)	(8,233)
Less: Equipment revenue from sales to existing customers	(3,915)	(3,240)	(18,453)	(14,893)
Less: Wholesale revenue	(28,396)	(30,559)	(118,266)	(115,619)
Plus (Less): Other revenues, eliminations and adjustments	(625)	100	(574)	(559)

Wireless gross subscriber revenue	$67,480	$66,741	$281,006	$267,092

Less: Paid in advance subscriber revenue	(16,190)	(13,335)	(67,974)	(58,918)
(Less) Plus: Adjustments	387	(427)	(483)	(276)

Wireless gross postpay subscriber revenue	$51,677	$52,979	$212,549	$207,898

Average subscribers	436,970	431,151	440,207	437,735

Total ARPU	$51.48	$51.60	$53.20	$50.85

Average postpay subscribers	306,361	305,556	310,852	303,986

Postpay ARPU	$56.23	$57.79	$56.98	$56.99

Wireless gross subscriber revenue	$67,480	$66,741	$281,006	$267,092
Less: Wireless voice and other feature revenue	(54,585)	(49,201)	(232,271)	(203,657)

Wireless data revenue	$12,895	$17,540	$48,735	$63,435

Average subscribers	436,970	431,151	440,207	437,735

Total Data ARPU	$9.84	$13.56	$9.23	$12.08

Wireless gross postpay subscriber revenue	$51,677	$52,979	$212,549	$207,898
Less: Wireless postpay voice and other feature revenue	(41,803)	(39,590)	(175,031)	(158,890)

Wireless postpay data revenue	$9,874	$13,389	$37,518	$49,008

Average postpay subscribers	306,361	305,556	310,852	303,986

Postpay data ARPU	$10.74	$14.61	$10.06	$13.43

[1]

Average monthly revenues per subscriber/unit with service, or ARPU, is an industry metric that measures service revenues per period divided by the weighted average number of subscribers with service during that period. ARPU as defined may not be similar to ARPU measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPU in order to determine their effectiveness. ARPU provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.